UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024 (May 23, 2024)

ABRDN SILVER ETF TRUST

(Exact name of registrant as specified in its charter)

New York	001-34412	26-4586763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o abrdn ETFs Sponsor LLC 1900 Market Street, Suite 200 Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(844) 383-7289
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
abrdn Physical Silver Shares ETF	SIVR	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into New Allocated and Unallocated Account Agreements with New Custodian

On May 23, 2024, The Bank of New York Mellon (the “Trustee”), in its capacity as Trustee of the abrdn Silver ETF Trust (the “Trust”), and at the direction of abrdn ETFs Sponsor LLC (the “Sponsor”), the Trust’s Sponsor, entered into an Allocated Account Agreement and Unallocated Account Agreement (collectively, the “New Custody Agreements”) with ICBC Standard Bank Plc (the “New Custodian”) providing for the custody of the Trust’s silver by the New Custodian. Copies of the New Custody Agreements are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated by reference herein.

Amendment to Depositary Trust Agreement

On May 23, 2024, the Sponsor entered into an Amendment (the “Trust Amendment”) to the Depositary Trust Agreement (the “Trust Agreement”) with the Trustee. The Trust Amendment reflects the following changes, effective as of June 18, 2024, as approved and directed by the Sponsor on behalf of the Trust: (1) the amendment of the definition of “Benchmark Price” to mean, “as of any day, (i) such day’s LBMA Silver Price; or (ii) such other publicly available price which is reasonably available to the Trustee at no cost to the Trustee and which the Sponsor may determine fairly represents the commercial value of silver held by the Trust and instructs the Trustee to use as the Benchmark Price”; and (2) the replacement of the defined term for “London Fix” with the defined term “LBMA Silver Price”, which “means the price of a troy ounce of silver as determined by ICE Benchmark Administration, the third party administrator of the London silver price selected by the LBMA, or any successor administrator of the London silver price, at or about 12:00 p.m. London, England time”.

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Amendment, which is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Allocated and Unallocated Account Agreements with Prior Custodian

On May 23, 2024, the Trustee delivered to JPMorgan Chase Bank N.A. (“JPMorgan” or the “Former Custodian”), custodian of the Trust’s silver, notice of termination of the Allocated Account Agreement and the Unallocated Account Agreement, each dated as of March 29, 2019 and as amended, between the Trustee, and the Former Custodian (collectively, the “Former Custody Agreements”). Pursuant to the terms of the Former Custody Agreements, the notice of termination delivered by the Trustee will become effective on the date on which all silver held in the allocated and unallocated accounts governed by the Former Custody Agreements has been transferred to the allocated and unallocated accounts governed by the New Custody Agreements with the New Custodian (the “Termination Effective Date”). Until the Termination Effective Date, the Trust will have available custodian services under both the Former Custody Agreements and the New Custody Agreements referred to in Item 1.01 above. Following the Termination Effective Date, the custody of all silver of the Trust will be pursuant to the New Custody Agreements.

No cost or expense was, or will be, incurred by the Trust or the holders of the abrdn Physical Silver Shares ETF in connection with the termination of the Former Custody Agreements or their replacement with the New Custody Agreements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Depositary Trust Agreement

The information set forth in Item 1.01 relating to the Trust Agreement, is incorporated by reference herein.

Item 8.01 Other Events.

Pursuant to an SEC rule amendment adopted in February 2023, the standard settlement cycle for most securities transactions by broker-dealers will be shortened from two business days after the trade date (“T+2 Settlement”) to one business day following the trade date (“T+1 Settlement”), effective as of May 28, 2024. Consistent with the rule amendment, beginning on May 28, 2024, the standard creation and redemption processes for the Trust will change from T+2 Settlement to T+1 Settlement. Creation and redemption orders placed before May 28, 2024 will not be subject to this change.

Item 9.01	Financial Statements and Exhibits
Exhibit 4.1	Third Amendment to the Depositary Trust Agreement dated May 23, 2024

Exhibit 10.1	Allocated Account Agreement dated May 23, 2024

Exhibit 10.2	Unallocated Account Agreement dated May 23, 2024

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRDN SILVER ETF TRUST

By: abrdn ETFs Sponsor LLC,
Sponsor of the abrdn Silver ETF Trust

Date: May 28, 2024	By:	/s/ Brian Kordeck
Brian Kordeck
Chief Financial Officer and Treasurer*

*	The Registrant is a trust and Mr. Kordeck is signing in his capacities as officer of abrdn ETFs Sponsor LLC, the Sponsor of the Registrant.